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                                                                Exhibit 23(i)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-46435 of Regent Communications, Inc. of our reports, (i) dated June 25, 1997 and October 10, 1997 relating to the consolidated financial statements of Alta California Broadcasting, Inc. and subsidiary as of March 31, 1997 and for the year then ended, (ii) dated May 9, 1997 relating to the financial statements of KARZ/KNRO (A Division of Merit Broadcasting Corporation) as of December 31, 1996 and for the year then ended, and (iii) dated March 13, 1998 relating to the financial statements of Power Surge, Inc. as of December 31, 1997 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


/s/Stockman Kast Ryan & Scruggs, P.C.
   STOCKMAN KAST RYAN & SCRUGGS, P.C.
   Colorado Springs, Colorado

   April 27, 1998